Exhibit 23.2 - Consent of Muehl, Steffes & Krueger, S.C.,
               independent auditors


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 13, 1996 for Bagels Unlimited, Inc., in Amendment No. 2 to the Registration Statement and the related Prospectus of BAB Holdings, Inc. for the registration of 708,219 shares of its common stock.


                              MUEHL, STEFFES & KRUEGER, S.C.

December 15, 1997